Exhibit 10.3

ADDENDUM NO. 1
TO
MONEY TRANSFER AGREEMENT

DATE:	October 31, 2003

PARTIES:	Travelers Express Company, Inc. (“Company”)

and

ACE Cash Express, Inc. (“ACE”)

RECITALS:

A.	Company and ACE are parties to that certain Money Transfer Agreement dated June 30, 2000, including all Exhibits thereto and amendments (the “Agreement”).

B.	The Parties now wish to add an Addendum to the Agreement.

AGREEMENT:

In consideration of the following terms and conditions, the receipt of which is acknowledged, the Parties agree to amend the Agreement as follows:

I.	Signage.

Company will provide Ace with neon signs of a design approved by Company (“Neons”). ACE agrees that it will install and maintain one (1) Neon in a prominent place at each of its Locations, subject to approval of list of Locations by Company and ACE. Company understands that a Neon might not be installed at every Location due to limited space, aesthetics or lease restrictions. ACE shall, whenever possible, place Neons in the front windows of its Locations, but at all times has sole discretion regarding the placement of the Neon. Notwithstanding the foregoing, in the event that laws, regulations, or contractual restrictions prohibit ACE from installing and maintaining a Neon at a particular Location, ACE will not be considered in violation of this signage provision. Company will pay the costs for the Neons and installation costs, including, but not limited to, wiring or additional hardware or labor required for installation. Company will not provide any other compensation to ACE with respect to Neons.

II.	Interpretation of Addendum.

In the event of any conflict between the Agreement and this Addendum, the terms of this Addendum shall control. Except as expressly amended, supplemented or modified by this Addendum, the Agreement as heretofore in effect shall continue in full force and effect. All capitalized terms contained in this Addendum, unless specifically defined herein, shall have the respective meanings ascribed to them in the Agreement. The provisions of Section 24 of the Agreement shall also apply to this Addendum.

III.	Binding Effect.

This Addendum shall bind and insure to the benefit of the Parties and their respective successors and assigns, permitted by Paragraph 23 of the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Addendum to be effective as of the “Date” first set forth above.

ACE CASH EXPRESS, INC.		TRAVELERS EXPRESS COMPANY, INC.

By:	/s/ MICHAEL J. BRISKEY	By:	/s/ ANTHONY P. RYAN

Print Name: Michael J. Briskey		Print Name: Anthony P. Ryan

Title: Vice President Finance		Title: VP/GM

Date: October 31, 2003		Date: November 10, 2003

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